Grant Thornton

Audit * Tax * Advisory

Grant Thornton LLP
175 West Jackson Boulvard, 20th Floor
Chicago, IL 60604
T 312-856-0200
F 312-602-8099
www.GrantThornton.com

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We have issued our report dated November 23, 2009, with respect to the financial statements and financial highlights of the Madison Mosaic Government Money Market appearing in the
September 30, 2009 Annual Report to Shareholders which are incorporated by reference in this Post-Effective Amendment No. 33 to the Registration on Form N-1A and Prospectus (the
Registration Statement). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the captions “Financial Highlights” in the Prospectus and under the captions “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm,” and “Financial
Statements and Other Information” in the Statement of Additional Information.

GRANT THORNTON LLP

(signature)

Chicago, Illinois

November 24, 2009

Grant Thornton LLP
US Member of Grant Thornton International